UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2013

EMBASSY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-1449794	26-3339011
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

100 Gateway Drive, Suite 100
Bethlehem, PA		18017
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (610) 882-8800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to Vote of Security Holders.

            Embassy Bancorp, Inc. (the “Company”) held its 2013 Annual Meeting of Shareholders (the “Annual Meeting”) on June 20, 2013, at which the Company’s shareholders were asked to vote on the following four proposals: (1) the election of four Class 3 Directors for a 3-year term; (2) approval, in an advisory vote, of the Company’s executive compensation; (3) approval, in an advisory vote, of the frequency of future advisory votes on executive compensation; and (4) ratification of the appointment of ParenteBeard LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2013.  The final results of the shareholders’ votes are as follows:

Proposal 1 - Election of Directors

Nominee	For	Withheld	Broker Non-Votes
Bernard M. Lesavoy	4,242,826	115,543	803,692
David M. Lobach, Jr.	4,239,476	142,077	803,692
John C. Pittman	3,318,574	763,670	803,692
John T. Yurconic	4,165,581	136,186	803,692

Messrs. Lesavoy, Lobach, Jr., Pittman and Yurconic were elected.

Proposal 2 – Advisory Vote Regarding Executive Compensation

For	Against	Abstain	Broker Non-Votes
3,939,560	269,535	77,203	803,692

Proposal 3 – Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
656,984	121,786	3,234,710	272,818	803,692

Proposal 4 – Ratification of the Appointment of Independent Registered Public Accounting Firm

For	Against	Abstain	Broker Non-Votes
4,143,577	6,290	136,431	803,692

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Embassy Bancorp, Inc.

Date: June 21, 2013	By:	/s / Judith A. Hunsicker
	Name:	Judith A. Hunsicker
	Title:	Senior Executive Vice President,
Chief Operating and Financial Officer